UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2026

BNB Plus Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices) (Zip Code)

631-240-8800

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BNBX	OTCQB Venture Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01       Entry into a Material Definitive Agreement.

To the extent required by Item 1.01 of Form 8-K, the information contained in Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.02       Termination of a Material Definitive Agreement.

As previously disclosed, on September 29, 2025, the Company entered into a Strategic Digital Assets Services Agreement (the “Digital Services Agreement”) with Cypress LLC, a Puerto Rico limited liability company (“Cypress Digital”), pursuant to which the Company appointed Cypress Digital to provide certain discretionary asset management services to the Company. On September 29, 2025, the Company also entered into a Strategic Advisor Agreement (the “SA Agreement”) with Cypress Management LLC, a Puerto Rico limited liability Company (the “Cypress Strategic Advisor”), pursuant to which the Company engaged Cypress Strategic Advisor to provide strategic advice, guidance, and technical advisory services relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector.

On July 23, 2026, the Company and Messrs. JR Pasch, Joshua Kruger, the Chairman of the Company’s board of directors, and Patrick Horsman, the Company’s Chief Investment Officer (together, the “Cypress Principals”), Cypress Strategic Advisor and Cypress Digital (collectively the “Cypress Parties,”) entered into a Termination, Standstill, and Mutual Release Agreement (the “Settlement Agreement”) pursuant to which the parties mutually agreed to terminate, effective as of the date thereof (the “Termination Date”), the Digital Services Agreement, the SA Agreement, and a Consulting Agreement between the Company and Mr. Horsman dated October 1, 2025 (collectively the “Cypress Agreements”).

Pursuant to the Settlement Agreement the Company agreed to (i) pay the Cypress Parties an aggregate sum of $1,000,000 consisting of an initial payment of $500,000 on the Termination Date with the remaining $500,000 to be made in twelve equal monthly installments commencing on the first business day following the Termination Date (the “Cash Installment Payments”), and (ii) issue to the Cypress Parties, an aggregate of 200,000 shares of the Company’s Series B-1 Convertible Preferred Stock in twelve equal monthly installments beginning on the one-month anniversary of the Termination Date. Except for certain instances of non-compliance with the Settlement Agreement by the Cypress Parties, the Company agreed that any default of its payment obligations under the Settlement Agreement will incur a default fee to the Cypress Parties in the aggregate of $1,250,000 reduced by the aggregate amount of all Cash Installment Payments previously paid by the Company prior to the date of such default.

In connection with the Settlement Agreement Mr. Kruger notified the Company of his resignation as Chairman and as a director of the Company, effective July 31, 2026, and Mr. Horsman ceased to serve as the Company’s Chief Investment Officer effective as of the Termination Date.

The Cypress Parties also agreed, among other things, that until September 29, 2030, they will not, directly or indirectly: (i) solicit proxies or written consents of stockholders, or participate in any solicitation of any proxy, consent or other authority to vote the Company’s securities; (ii) present proposals for consideration for action by stockholders at any annual or special meeting of the Company; (iii) submit, encourage or otherwise solicit stockholders of the Company or induce or attempt to induce any other person to initiate stockholder proposals; (iv) seek to remove any member of the Board, propose any nominee for election to the Board, or seek representation on the Board; (v) grant any proxy, consent or other authority to vote with respect to any matters at any annual or special meeting of the Company other than to the named proxies included in the Company’s proxy card; (vi) deposit any securities in a voting trust or subject them to a voting agreement; (vii) own, purchase or acquire any additional shares of the Company’s common stock, right to vote or direct the voting of the Company’s common stock, or any securities convertible into the Company’s common stock.

In addition, the Cypress Parties agreed to the (i) recission of 695,322 Series E-1 warrants to purchase shares of the Company’s common stock previously issued to the Cypress Strategic Advisor pursuant to the SA Agreement (the “Rescinded Warrants”), and (ii) modification of 1,291,312 Series E-1 warrants previously issued to the Cypress Strategic Advisor remaining after giving effect to the Rescinded Warrants (the “Modified Warrants”), to replace Section 3(d) of the Modified Warrants with a complete waiver of any rights the holder thereof may have in law, equity or otherwise, related to the effect on the Modified Warrants of fundamental transactions of the Company.

The Settlement Agreement includes mutual releases of the parties except for claims arising from a breach of the Settlement Agreement, customary ongoing confidentiality requirements and non-disparagement obligations, and provides that the Cypress Parties are subject to a three-year non-interference requirement.

The foregoing is only a summary of the Settlement Agreement and does not purport to be a complete description thereof. Such description is qualified in its entirety by reference to the Settlement Agreement which the Company intends to file as an exhibit to its next Quarterly Report on Form 10-Q.

Item 3.02       Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference. The Series B-1 Convertible Preferred Stock is being issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(a)(2) thereof, and applicable state securities laws.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2026, in connection with the Settlement Agreement, Josh Kruger notified the Company of his resignation as Chairman and as a director of the Company, effective July 31, 2026. Mr. Kruger’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNB Plus Corp.

Date: July 29, 2026	By:	/s/ Clay Shorrock
	Name:	Clay Shorrock
	Title:	Chief Executive Officer